UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 15, 2005

LABOR READY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)

(253) 383-9101

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement

On December 15, 2005, Labor Ready, Inc. (the “Company”) approved new compensation arrangements for its non-employee directors effective as of January 3, 2006.  A summary of these compensation arrangements for non-employee directors is set forth below.

Annual Retainers.  The Chair of the Board of Directors will receive an annual retainer of $60,000.  The Chairs of the Audit, Compensation, and Nominating and Governance Committees will each receive an annual retainer of $40,000. All other non-employee directors will receive an annual retainer of $30,000.

Meeting Fees.  Each non-employee director will receive a meeting fee for each regular or special Board of Directors meeting of $1,500 for in person meetings and $750 for conference call meetings.  Fees for regular and special committee meetings will be $1,250 for in person meetings and $625 for conference call meetings; provided that the fees payable to the Audit Committee Chair will be $1,500 for in person meetings and $750 for conference call meetings.

Equity Grants. Each non-employee director will receive an annual grant of fully vested shares of Common Stock on the first trading day of each January having a fair market value of $100,000.  The Chair of the Board will receive an additional grant of $96,000 and each committee chair will receive an incremental grant of $25,000.  A non-employee director who is first appointed or elected during the year will receive an adjusted grant based on the number of regular meetings remaining during the year in which the non-employee director is first appointed or elected.

See response in Item 5.02 below for information regarding the promotion of Derrek Gafford to Chief Financial Officer.

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 16, 2005, the Company issued a press release (the “Gafford Press Release”) announcing the promotion of Derrek Gafford to Chief Financial Officer on December 15, 2005.  A copy of the Gafford Press Release is attached hereto as Exhibit 99.1.  Mr. Gafford replaces Steven C. Cooper, who had been serving as the Company’s President and Chief Financial Officer.  Mr. Cooper will continue to serve as the Company’s President.

Mr. Gafford, age 35, has been the Company’s Vice President of Finance and Accounting since September 2004 and its Principal Accounting Officer since December 2004.  Mr. Gafford is a Certified Public Accountant and first joined the Company in 2002 serving as Vice President and Treasurer.  Prior to joining the Company, Mr. Gafford served as Chief Financial Officer for Metropolitan Markets, a grocery retailer, from 2001 to 2002 and held a variety of finance positions with Albertson’s, Inc. from 1995 to 2001.  Previous to that, he worked for Deloitte & Touche LLP.

Mr. Gafford’s employment with the Company is at will and the Company does not have an employment agreement with him.  In connection with his promotion to become Vice President and

Chief Financial Officer of the Company, Mr. Gafford will receive a one time restricted stock grant of 6,000 shares of Common Stock and a base annual salary of $250,000.  Mr. Gafford is also eligible to participate in the incentive plans applicable to the Company’s executive officers.  The material terms of these executive incentive plans have previously been disclosed in a Form 8-K filed by the Company on January 7, 2005 and in the Company’s proxy statement filed on March 29, 2005.  Mr. Gafford’s participation in these executive incentive plans will be based, among other things, on his aggregate base pay.  There are no arrangements or understandings between Mr. Gafford and any other persons pursuant to which Mr. Gafford was selected as the Company’s Principal Financial Officer and Principal Accounting Officer.  There are no transactions, or proposed transactions, during the last two years with the Company to which Mr. Gafford was or is to be a party, in which Mr. Gafford, or any member of his immediate family, has a direct or indirect material interest.

On December 20, 2005, the Company issued a press release (the “Tall Press Release”) announcing the election of Craig Tall to the Company’s Board of Directors.  Mr. Tall’s service with the Board of Directors will commence effective January 1, 2006.  A copy of the Tall Press Release is attached hereto as Exhibit 99.2.  Mr. Tall was elected to the Company’s Board of Directors to fill the vacancy created by the recent death of Carl Schafer.  Mr. Tall will serve on the Company’s Compensation Committee and on the Company’s Nominating and Corporate Governance Committee.  There are no arrangements or understandings between Mr. Tall and any other persons pursuant to which Mr. Tall was selected as a director.  There are no transactions, or proposed transactions, during the last two years with the Company to which Mr. Tall was or is to be a party, in which Mr. Tall, or any member of his immediate family, has a direct or indirect material interest

The information contained in the Gafford Press Release and the Tall Press Release shall not be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall the Gafford Press Release and the Tall Press Release be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits

99.1  Press Release of Labor Ready, Inc. issued on December 16, 2005

99.2  Press Release of Labor Ready, Inc. issued on December 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABOR READY, INC.
(Registrant)

Date: December 20, 2005	By:	/s/ Joseph P. Sambataro, Jr.
Joseph P. Sambataro, Jr.
Chief Executive Officer